Exhibit 99.1

Hologic to be Acquired by Blackstone and TPG for up to $79 per Share

Hologic Stockholders to Receive $76 per Share in Cash Plus a Contingent Value Right of up to $3 per Share Payable Upon Achieving Certain Revenue Milestones

Represents 46% Premium to Hologic’s Closing Price on Last Trading Day Prior to Media Reports of Possible Transaction

Transaction Includes Significant Minority Investments from ADIA and GIC

Transaction Will Help Hologic Strengthen its Leadership in Women’s Health and Accelerate Growth

Marlborough, Mass; New York, NY; San Francisco, CA and Fort Worth, Texas, October 21, 2025 – Hologic, Inc. (Nasdaq: HOLX) today announced that it has entered into a definitive agreement to be acquired by funds managed by Blackstone (“Blackstone”) and TPG in a transaction valued at up to $79 per share, representing an enterprise value of up to $18.3 billion.1

Under the terms of the agreement, Blackstone and TPG will acquire all outstanding Hologic shares for $76 per share in cash plus a non-tradable contingent value right (CVR) to receive up to $3 per share in two payments of up to $1.50 each, for total consideration of up to $79 per share in cash. The non-tradable CVR would be issued to Hologic stockholders at closing and paid, in whole or in part, following achievement of certain global revenue goals for Hologic’s Breast Health business in fiscal years 2026 and 2027.

The aggregate purchase price represents a premium of approximately 46% to Hologic’s closing price on May 23, 2025, the last full trading day prior to media reports regarding a possible transaction involving Hologic. The transaction includes significant minority investments from a wholly owned subsidiary of the Abu Dhabi Investment Authority (“ADIA”) and an affiliate of GIC.

“Today marks an exciting new chapter for Hologic as we join forces with the exceptional teams at Blackstone and TPG,” said Stephen P. MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “With their resources, expertise and commitment to women’s health, Blackstone and TPG will help accelerate our growth and enhance our ability to deliver critical medical technologies to customers and their patients around the world. This transaction delivers immediate and compelling value to Hologic stockholders, reflecting the dedication of our employees whose hard work has made this milestone possible.”

Ram Jagannath, a Senior Managing Director at Blackstone, said: “Hologic is an outstanding global leader in advancing women’s health, with a longstanding reputation for groundbreaking and high-quality medical device and diagnostic products. We have closely followed the Company for many years and long admired the positive impact its life-changing technologies have had for millions of patients worldwide. We are thrilled to partner with its highly talented and capable employees, alongside TPG, to further invest in Hologic’s continued product innovation and growth.”

“Hologic’s innovation-driven medical products and technologies are advancing detection and care to improve health outcomes for women around the world,” said John Schilling, M.D., Co-Managing Partner of TPG Capital. “Investing behind healthcare innovation has been a core focus for TPG for decades, and Hologic represents a compelling opportunity to draw upon our deep thematic expertise to support the development of next-generation solutions that will continue to promote strong clinical results and enhance patient care. We’re proud to partner with the Hologic team and Blackstone in this exciting new chapter.”

[1]	Based on 228 million diluted shares outstanding, $2.2 billion of cash and short-term investments on Hologic’s balance sheet and $2.5 billion of Hologic debt as of 9/27/2025.

Approvals, Timing and Transaction Details

The transaction is expected to close in the first half of calendar year 2026, subject to the approval of Hologic’s stockholders, the receipt of required regulatory approvals and the satisfaction of certain other customary closing conditions. The Hologic Board of Directors has unanimously approved the merger agreement and recommends that Hologic stockholders vote their shares to approve the transaction and adopt the merger agreement.

Blackstone and TPG have secured committed financing for the transaction. They have delivered to Hologic a debt financing commitment letter from Citi, Bank of America, Barclays, Royal Bank of Canada and SMBC, and equity commitment letters from funds advised by Blackstone and TPG that, taking into account the Company’s balance sheet, in the aggregate, are sufficient to fund the purchase price and pay related fees and expenses at closing. Blackstone’s private equity strategy for individual investors is also expected to invest as part of the transaction. TPG is investing in Hologic through TPG Capital, the firm’s U.S. and European private equity platform.

Upon completion of the transaction, Hologic’s common stock will be delisted from the Nasdaq stock market. The Company will maintain its headquarters in Marlborough, Massachusetts, and will continue to operate under the Hologic name and brand.

The merger agreement includes a 45-day “go-shop” period, during which time Hologic and its advisors may solicit, consider and negotiate alternative acquisition proposals from third parties. The Hologic Board of Directors will have the right to terminate the merger agreement to enter into a transaction providing for a superior proposal, subject to the terms and conditions of the merger agreement. There can be no assurance that this process will or will not result in a superior proposal. Hologic does not intend to disclose updates on this process unless and until it determines that such disclosure is appropriate or required.

Hologic Fourth Quarter Financial Results

As announced on October 2, Hologic plans to report its financial results for the fourth quarter of fiscal 2025 via press release on November 3. Given the transaction announced today, Hologic does not intend to provide financial guidance for fiscal 2026 in this upcoming press release. In addition, Hologic does not plan to hold any earnings calls while the transaction is pending. The Company plans to file its Form 10-K for fiscal 2025 with the SEC in late November.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Hologic, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to the Company. Citi is serving as exclusive financial advisor, Kirkland & Ellis LLP is serving as legal counsel, and Ropes & Gray is serving as healthcare regulatory counsel to the Blackstone-and-TPG-led consortium.

About Hologic

Hologic, Inc. is a global leader in women’s health dedicated to developing innovative medical technologies that effectively detect, diagnose and treat health conditions and raise the standard of care around the world. For more information on Hologic, visit www.hologic.com.

About Blackstone

Blackstone is the world’s largest alternative asset manager. Blackstone seeks to deliver compelling returns for institutional and individual investors by strengthening the companies in which the firm invests. Blackstone’s $1.2 trillion in assets under management include global investment strategies focused on real estate, private equity, credit, infrastructure, life sciences, growth equity, secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

About TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $261 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Cautionary Statement Regarding Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by Hologic as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Hologic stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Hologic by affiliates of Blackstone Inc. and TPG Capital, Hologic will file with the SEC a Proxy Statement of Hologic (the “Proxy Statement”). Hologic plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. HOLOGIC URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOLOGIC, BLACKSTONE INC., TPG CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Hologic with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Hologic with the SEC by accessing the investor relations section of Hologic’s website at https://investors.hologic.com or by contacting Hologic investor relations at investors@hologic.com or calling 858-410-8904.

Participants in the Solicitation

Hologic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hologic stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Hologic, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal No. 1 - Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Securities Ownership by Directors and Executive Officers” and “Certain Relationships and Related-Party Transactions,” which was filed with the SEC on January 16, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/859737/000114036125001287/ny20038205x1_def14a.htm, and (ii) to the extent holdings of Hologic’s securities by its directors or executive officers have changed since the amounts set forth in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0000859737&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

Contacts

For Hologic

Media Contacts:

Bridget Perry

Senior Director, Corporate Communications

(+1) 508.263.8654

bridget.perry@hologic.com

Brunswick Group

Hologic@brunswickgroup.com

Investor Contact:

Michael Watts

Corporate Vice President, Investor Relations

(+1) 858.410.8514

michael.watts@hologic.com

For Blackstone

Matt Anderson (Matthew.Anderson@Blackstone.com)

OR

Hallie Dewey (Hallie.Dewey@Blackstone.com)

OR

Jennifer Heath (Jennifer.Heath@Blackstone.com)

For TPG

Luke Barrett and Courtney Power

media@tpg.com

Source: Hologic, Inc.